UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 29, 2025

SPECTRAL CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Fifth Ave, Suite 4200, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(206) 262-7799

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Spectral” and the “Company” refer to Spectral Capital Corporation, Inc., a Nevada corporation and its consolidated subsidiaries following the Closing (as defined below).

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2025, Spectral Capital Corporation, a Nevada corporation (the “Company”), entered into a Definitive Stock Purchase Agreement (the “Purchase Agreement”) with Telvantis, Inc., formerly Raadr, Inc., a Nevada corporation (“Seller”), pursuant to which the Company agreed to acquire 100% of the issued and outstanding shares of Telvantis Voice Services, Inc., a Florida corporation (the “Acquired Company”).

Under the terms of the Purchase Agreement, the Company agreed to issue an aggregate of up to 10,000,000 shares of the Company’s common stock as consideration for the acquisition, consisting of:

•1,500,000 shares of the Company’s common stock issued at closing; and

•Up to 8,500,000 additional shares issuable subject to the achievement of specified post-closing performance milestones tied to the Acquired Company’s revenue and operating profit during fiscal year 2026.

All shares issued pursuant to the Purchase Agreement are subject to a twelve-month lock-up, beneficial ownership limitations (including a 4.9% ownership cap), and additional transfer restrictions. The Purchase Agreement also includes earn-out provisions, minimum share value protections, rescission rights under certain circumstances, indemnification provisions, and customary representations, warranties, and covenants of the parties.

The parties intend that the transaction qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 31, 2025, the Company completed the acquisition of Telvantis Voice Services, Inc. pursuant to the Purchase Agreement described in Item 1.01 above (the “Transaction”).

At the closing of the Transaction:

•The Company acquired 100% ownership of the Acquired Company; and

•The Company issued 1,500,000 shares of its common stock to the Seller as closing consideration with the remainder of the consideration subject to the earn out provisions described in the Purchase Agreement.

The Acquired Company will be consolidated into the Company’s financial statements beginning as of the closing date.

Financial statements and pro forma financial information required by Item 9.01 of Form 8-K will be filed by amendment to this Current Report on Form 8-K within the time period prescribed by applicable SEC rules.

Item 3.02 Unregistered Sales of Equity Securities

The shares of common stock issued at closing were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder. The shares were issued as restricted securities and have not been registered under the Securities Act or applicable state securities laws.

The common stock trades on the OTC under the symbol “FCCN.”

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that express Spectral’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report (including in information that is incorporated by reference into this Report) and include statements regarding Spectral’s intentions, beliefs or current expectations concerning, among other things, the results of operations, financial condition, liquidity, prospects, growth, and strategies of Spectral and the markets in which Spectral operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Spectral.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Definitive Stock Purchase Agreement (the “Purchase Agreement”) with Telvantis, Inc., formerly Raadr, Inc., a Nevada corporation and Spectral Capital Corporation dated December 29, 2025
2.2	Closing Certificate signed by Telvantis, Inc. on December 31, 2025
99.1	Press release issued by Spectral Capital on January 5, 2025.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRAL CAPITAL CORPORATION

Date: January 5, 2025	By:	/s/ Jenifer Osterwalder
Name: Jenifer Osterwalder
Title: President and Chief Executive Officer